CONSENT OF INDEPENDENT AUDITORS




To the Board of Directors
The Judge Group, Inc.
Bala Cynwyd, Pennsylvania



     We consent to the use of our reports included herein and to the references to our Firm under the heading "Experts" and "Selected Consolidated Financial Data of The Judge Group, Inc." in the Proxy Statement/Prospectus.




                                             /s/ Rudolph, Palitz LLP
                                             RUDOLPH, PALITZ LLP


Plymouth Meeting, Pennsylvania
February 14, 1997